As filed with the Securities and Exchange Commission on June 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rex Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8814402
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(814) 278-7267

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF SUBSIDIARY

CO-REGISTRANTS

Jennifer L. McDonough

Vice President, General Counsel and Secretary

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(814) 278-7267

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Charles L. Strauss, Esq.

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Debt Securities
Guarantees of Debt Securities(5)
Preferred Stock, $0.001 par value per share
Common Stock, $0.001 par value per share
Warrants
Total			$250,000,000	$21,424

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, such indeterminate principal amount of senior debt securities and such indeterminate principal amount of subordinated debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any senior debt securities or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of senior debt securities or subordinated debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)	The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of determining the registration fee. The aggregate public offering price of all securities registered hereby will not exceed $250,000,000.

(4)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. As discussed in the paragraph below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes, as of the date of filing of this Registration Statement, a total of $65,475,000 of unsold securities that had previously been registered and for which the registration fee had previously been paid. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum aggregate offering price of the additional $184,525,000 of securities registered on this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include, as of the date of filing of this Registration Statement, $65,475,000 of unsold debt securities, common stock, preferred stock and warrants previously registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-159802), which we refer to as the Prior Registration Statement. In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $3,654 which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. If the Registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this Registration Statement, the Registrant will file a pre-effective amendment to this Registration Statement which will reduce the number of such unsold securities included on this Registration Statement and increase the additional securities registered hereon so that the total amount of securities registered hereon will equal $250,000,000, as reflected in footnote (3) to the table above, and will pay the additional registration fee resulting therefrom.

(5)	Certain of our direct and indirect domestic subsidiaries may guarantee our obligations under any debt securities issued hereunder and have been listed as co-registrants for such purposes. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of such guarantees. Any guarantees of debt securities issued hereunder will not be traded separately from such debt securities.

The registrant and co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Rex Energy Rockies, LLC	Delaware	27-1822511

Rex Energy I, LLC	Delaware	20-8909799

Rex Energy Operating Corp.	Delaware	20-2120390

Rex Energy IV, LLC	Delaware	20-5549688

PennTex Resources Illinois, Inc.	Delaware	20-0660609

R.E. Gas Development, LLC	Delaware	26-1405422

(1)	The address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary co-registrant is as follows:

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(814) 278-7267

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2011

PROSPECTUS

$250,000,000

Rex Energy Corporation

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. We may offer and sell any combination of our debt securities, common stock, preferred stock, and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. Our obligations under debt securities we issue may also be guaranteed by certain of our subsidiaries on terms to be determined at the time of offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “REXX”. On June 3, 2011, the last reported sale price of our common stock on the NASDAQ Global Market was $12.24.

Investing in the securities we may offer involves various risks. See the section entitled “Forward-Looking Statements” on page 3 and “Risk Factors” on page 2 and contained in our filings made with the Securities and Exchange Commission. Additional risks associated with an investment in our company, as well as with the particular types of securities, will be described in the related prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices described under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT REX ENERGY CORPORATION

Rex Energy Corporation is an independent oil and gas company with operations focused on the Illinois, Appalachian and Denver-Julesburg (“DJ”) Basins. We have pursued a balanced growth strategy of exploiting our sizeable inventory of lower risk developmental drilling locations, pursuing our higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties.

We refer to certain companies—Douglas Oil & Gas Limited Partnership, Douglas Westmoreland Limited Partnership, Midland Exploration Limited Partnership, New Albany-Indiana, LLC, PennTex Resources, L.P., PennTex Resources Illinois, Inc., Rex Energy Limited Partnership, Rex Energy II Limited Partnership, Rex Energy III LLC, Rex Energy IV, LLC, Rex Energy II Alpha Limited Partnership, Rex Energy Operating Corp. and Rex Energy Royalties Limited Partnership—collectively as the “Predecessor Companies.”

Simultaneously with the consummation of our initial public offering of common stock in July 2007, through a series of mergers and reorganization transactions, which we refer to as the “Reorganization Transactions,” Rex Energy Corporation acquired all of the outstanding equity interests of the Predecessor Companies. Unless otherwise indicated, all references to “Rex Energy Corporation,” “Company,” “our,” “we,” “us” and similar terms refer to Rex Energy Corporation and subsidiaries together with the Predecessor Companies, after giving effect to the Reorganization Transactions.

We are headquartered in State College, Pennsylvania, and have regional offices in Bridgeport, Illinois, Butler, Pennsylvania and Englewood, Colorado.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements within the meaning of sections 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus, including but not limited to, statements regarding our future financial position, business strategy, budgets, projected costs, savings and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	uncertainties regarding the economic conditions in the United States and globally;

•	domestic and global demand for oil and natural gas;

•	volatility in the prices we receive for our oil and natural gas;

•	the effects of government regulation, permitting and other legal requirements;

•	the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

•	uncertainties about the estimates of our oil and natural gas reserves;

•	our ability to increase our production and oil and natural gas income through exploration and development;

•	our ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	drilling and operating risks;

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	changes in our drilling plans and related budgets;

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity;

•	uncertainties associated with our legal proceedings and their outcomes; and

•	other factors discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements which speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.rexenergy.com. The information on, or accessible through, our website that is not specifically incorporated by reference herein is not part of this prospectus.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of securities under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) after the date of the initial registration statement and prior to effectiveness of the registration statement and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2011, February 16, 2011, March 8, 2011, March 17, 2011, March 25, 2011, May 17, 2011 and May 19, 2011; and

•

The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A dated July 20, 2007, including any amendment or report filed to update such description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Rex Energy Corporation

Attn: Corporate Secretary

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(814) 278-7267

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for the periods indicated. Our ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the notes to those financial statements, and other information set forth in the reports we have filed with the SEC. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus fixed charges (excluding interest capitalized). “Fixed charges” represent interest incurred, amortization of debt expenses, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

Three Months Ended March 31, 2011	Year Ended December 31,
	2010	2009	2008	2007	2006
— (a)	10.6X	— (b)	— (c)	— (d)	1.5X

(a)	Earnings were inadequate to cover fixed charges for the three months ended March 31, 2011 by approximately $11.9 million.

(b)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2009 by approximately $27.5 million.

(c)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2008 by approximately $50.4 million.

(d)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2007 by approximately $22.9 million.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered under this prospectus for capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or other general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through a combination of these methods; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. In connection with the sale of our common stock, we, or the purchasers of our common stock for whom the underwriters may act as agent, may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell our common stock to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealer against specific liabilities, including liabilities under the Securities Act. The dealer may also be our customer or may engage in transactions with or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.

The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and the trustee named in the indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title, ranking and series of the debt securities, including, as applicable, whether the debt securities are convertible or exchangeable for other securities;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•

if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•

if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•

if the debt securities are to be guaranteed by any guarantors, the names of any guarantors of the debt securities and the terms of the guarantees including any deletions from, or modifications of or additions to, the provisions in the indentures related thereto;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent, and authenticating agent; and

•	any other terms or conditions of the debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indentures do not require that any of our subsidiaries be a guarantor of any series of debt securities and permit the guarantors for any series of guaranteed debt securities to be different from any other series of guaranteed debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be indentified in the applicable prospectus supplement.

We encourage you to carefully review and consider the complete indenture applicable to each series of the debt securities before investing.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Common Stock

Our amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock, par value $0.001 per share. As of May 25, 2011, we had 44,348,964 shares of common stock outstanding. Each share of our common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Except for the election of directors, which is determined by a plurality vote, and unless otherwise required by Delaware law, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our amended and restated certificate of incorporation, and subject to any voting rights granted to holders of any outstanding preferred stock and the powers of our board of directors to amend our amended and restated bylaws, amendments to our amended and restated certificate of incorporation and our amended and restated bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our stockholders voting as a single class. Holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors. Upon the liquidation, dissolution or winding-up of the Company, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any outstanding preferred stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes 100,000 shares of preferred stock, par value $0.001 per share. As of May 25, 2011, we had no shares of preferred stock outstanding. Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the Company without further action by our stockholders. There are currently no shares of our preferred stock outstanding.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder acquired the stock;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

•

on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

Charter and Bylaws

In addition, some provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Amendment to bylaws. Our board of directors is authorized to make, alter or repeal our amended and restated bylaws without further stockholder approval.

Advance notice of director nominations and matters to be acted upon at meetings. Our amended and restated bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. But exculpation does not apply if the directors acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. In addition, our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no currently pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ComputerShare Investor Services, LLC.

Listing

Our common shares are listed on the NASDAQ Global Market under the symbol “REXX”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as an agent of the Company in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants. We encourage you to carefully review and consider the complete provisions of the warrant agreements and warrant certificates before investing in our warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•

the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas, and for any agents, underwriters, or dealers by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Rex Energy Corporation as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated in this prospectus in reliance upon the report of Malin, Bergquist & Company, LLP, an independent registered public accounting firm, incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of December 31, 2010 relating to our estimated quantities of our proved reserves and future revenue is derived from a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

$250,000,000

REX ENERGY CORPORATION

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

PROSPECTUS

            , 2011

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses to be incurred by the Company in connection with the registration of the securities being registered under this registration statement. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee		$21,424
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Trustee fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total		$21,424

*	As an indeterminable number of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Registrant

Rex Energy Corporation

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, we have included in our amended and restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have entered into an agreement with each of our independent directors that provide that the independent director will be entitled to the limitations of liability and the right to indemnification against expenses and damages in connection with claims against the independent director relating to the independent director’s service to us to the fullest extent permitted by our amended and restated certificate of incorporation and our amended and restated bylaws, the Delaware General Corporation Law and other applicable law. In addition, employment agreements with certain of our executive officers provide that we will indemnify the executive officer to the fullest extent permitted by the Delaware General Corporation Law, or our certificate of incorporation and our amended and restated bylaws, whichever affords the greater protection to the executive officer.

We maintain directors and officers liability insurance for the benefit of our directors and officers.

Co-Registrants

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc.

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc., which we collectively refer to as the Delaware Corporation Co-Registrants, are each organized as a Delaware corporation. The Delaware Corporation Co-Registrants’ charter documents provide that the companies will indemnify their respective officers and directors to the fullest extent permitted by applicable law.

Rex Energy Rockies, LLC, Rex Energy I, LLC, Rex Energy IV, LLC, and R.E. Gas Development, LLC

Rex Energy Rockies, LLC, Rex Energy I, LLC, Rex Energy IV, LLC, and R.E. Gas Development, LLC, which we collectively refer to as the Delaware LLC Co-Registrants, are each organized in the State of Delaware as limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Co-Registrants provide that each entity will indemnify their respective members, directors or officers to the fullest extent permitted by applicable law. In addition, the limited liability company agreements of each of the Delaware LLC Co-Registrants also provide that each entity is required to advance expenses to individuals acting as its member in connection with proceedings against them for which they may be indemnified.

Item 16.	Exhibits.

See the Exhibit Index on page II-12, which is incorporated into this registration statement by reference.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

REX ENERGY CORPORATION

By:	/s/ Lance T. Shaner
Lance T. Shaner
Chairman of the Board of Directors and Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance T. Shaner Lance T. Shaner	Chairman of the Board of Directors and Interim President and Chief Executive Officer (Principal Executive Officer)	June 6, 2011

/s/ John W. Higbee John W. Higbee	Director	June 6, 2011

/s/ John A. Lombardi John A. Lombardi	Director	June 6, 2011

/s/ Eric L. Mattson Eric L. Mattson	Director	June 6, 2011

/s/ John J. Zak John J. Zak	Director	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

REX ENERGY ROCKIES, LLC

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of Rex Energy Rockies, LLC.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President and Treasurer (principal financial and accounting officer)	June 6, 2011

Rex Energy Corporation	Sole Managing Member	June 6, 2011
By: /s/ Lance T. Shaner Lance T. Shaner Title: Chairman of the Board of Directors and Interim President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

REX ENERGY I, LLC

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of Rex Energy I, LLC.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President and Treasurer (principal financial and accounting officer)	June 6, 2011

Rex Energy Corporation	Sole Managing Member	June 6, 2011
By: /s/ Lance T. Shaner Lance T. Shaner Title: Chairman of the Board of Directors and Interim President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

R.E. GAS DEVELOPMENT, LLC

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of R.E. Gas Development, LLC.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President and Treasurer (principal financial and accounting officer)	June 6, 2011

Rex Energy Corporation	Sole Managing Member	June 6, 2011
By: /s/ Lance T. Shaner Lance T. Shaner Title: Chairman of the Board of Directors and Interim President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

REX ENERGY OPERATING CORP.

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of Rex Energy Operating Corp.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President and Director (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President, Treasurer and Director (principal financial and accounting officer)	June 6, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

PENNTEX RESOURCES ILLINOIS, INC.

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of PennTex Resources Illinois, Inc.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President and Director (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President, Treasurer and Director (principal financial and accounting officer)	June 6, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 6, 2011.

REX ENERGY IV, LLC

By:	/s/ Patrick M. McKinney
Patrick M. McKinney President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance T. Shaner, Thomas C. Stabley and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date indicated below. Each person listed below has signed this Registration Statement as an officer and/or manager of Rex Energy IV, LLC.

Signature	Title	Date

/s/ Patrick M. McKinney Patrick M. McKinney	President (principal executive officer)	June 6, 2011

/s/ Thomas C. Stabley Thomas C. Stabley	Vice President and Treasurer (principal financial and accounting officer)	June 6, 2011

Rex Energy Corporation	Sole Managing Member	June 6, 2011
By: /s/ Lance T. Shaner Lance T. Shaner Title: Chairman of the Board of Directors and Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1*	—	Form of Underwriting Agreement

3.1	—	Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007)

3.2	—	Amendment to Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007)

3.3	—	Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Quarterly Report on form 10-Q as filed with the SEC on May 4, 2011)

4.1	—	Form of Specimen Common Stock Certificate of Rex Energy Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007)

4.2	—	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007)

4.3**	—	Form of Senior Debt Indenture

4.4**	—	Form of Subordinated Debt Indenture

4.5*	—	Form of Senior Note

4.6*	—	Form of Subordinated Note

4.7*	—	Form of Warrant Agreement

4.8*	—	Form of Warrant Certificate

4.9*		Form of Subsidiary Guarantee of Debt Securities

5.1**	—	Opinion of Fulbright & Jaworski L.L.P.

12.1**	—	Statement regarding computation of ratio of earnings to fixed charges

23.1**	—	Consent of Malin, Bergquist & Company, LLP, Independent Registered Public Accounting Firm

23.2**	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1**	—	Powers of Attorney (included in signature pages)

25.1*		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indentures

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	Filed herewith.